DUFF & PHELPS, LLC • 55 EAST 52ND STREET, 31ST FLOOR • NEW YORK, NY 10055 • TEL 212-871-2000 • FAX 212-277-0716

Duff&Phelps

Duff & Phelps, LLC
55 East 52nd Street, 31st Floor
New York, NY 10055

CONSENT OF DUFF & PHELPS, LLC

March 12, 2010

The Board of Directors
Golub Capital BDC LLC
150 South Wacker Drive
Suite 800
Chicago, Illinois 60606

We hereby consent to the inclusion of references to our firm and the limited valuation procedures our firm completed with respect to certain portfolio assets of Golub Capital BDC LLC for which no market quotations were available, in each case contained in the Registration Statement on Form N-2 as filed with the Securities and Exchange Commission. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the Securities and Exchange Commission there under (the "Regulations"), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Act or the Regulations.

/s/ Duff & Phelps, LLC
Duff & Phelps, LLC